Registration No. 333-155811

As filed with the Securities and Exchange Commission on May 28, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
F ORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3355897 (I.R.S. Employer Identification No.)

80 Pine Street,
New York, New York 10005
(212) 770-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Gary A. Schwartz
Senior Vice President and General Counsel
80 Pine Street,
New York, New York 10005
(212) 770-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Lois F. Herzeca, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Ave.
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

(cover continued on next page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee

Common Stock	(3)	(3)	(3)	(3)

Depositary Shares	(3)	(3)	(3)	(3)

Preferred Stock	(3)	(3)	(3)	(3)

Purchase Contracts	(3)	(3)	(3)	(3)

Senior Debt Securities	(3)	(3)	(3)	(3)

Subordinated Debt Securities	(3)	(3)	(3)	(3)

Units (4)	(3)	(3)	(3)	(3)

Warrants	(3)	(3)	(3)	(3)

(1)	Additional securities (including securities to be issued by additional eligible registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.

(2)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

(3)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-155811) of Transatlantic Holdings, Inc. is being amended to (i) register the Company’s common stock (the “Common Stock”), (ii) register preferred stock of the Company, (iii) register depositary shares of the Company, (iv) register warrants of the Company, (v) register purchase contracts of the Company and (vi) register resales of securities by selling security holders. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Transatlantic Holdings, Inc.
Common Stock
Depositary Shares
Preferred Stock
Purchase Contracts
Senior Debt Securities Subordinated Debt Securities Units
Warrants

Transatlantic Holdings, Inc. from time to time may offer to sell shares of common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities (including debt securities of other entities), units that include any of such securities or warrants. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus.

This prospectus may be used by one or more selling security holders in connection with resales of shares of common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities, units or warrants. The selling security holders may sell securities that they currently hold or may purchase the common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities, units or warrants from Transatlantic Holdings, Inc. or from one or more underwriters, dealers or agents.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in any securities offered by this prospectus involves risk. See “Risk Factors” on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 28, 2009

Unless otherwise stated or the context requires otherwise, as used in this prospectus, all references to “Transatlantic Holdings” or “the Company” are only to Transatlantic Holdings, Inc., a Delaware corporation, and all references to “TRH”, “we”, “us” and “our” and all similar references are to Transatlantic Holdings, Inc. and its subsidiaries.

This prospectus is part of a registration statement that TRH filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, TRH may, from time to time, sell in one or more offerings any combination of its common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities, units or warrants. In addition, one or more selling security holders may utilize this prospectus, from time to time, to sell in one or more offerings common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities, units or warrants.

This prospectus provides you with a general description of the securities that may be offered. Each time TRH or selling security holders sell securities, TRH will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation By Reference”.

WHERE YOU CAN FIND MORE INFORMATION

Transatlantic Holdings, Inc. files annual, quarterly, and current reports, proxy statements, and other documents with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which TRH’s common stock is listed.

We also make available free of charge on or through our Internet web site (http://www.transre.com) TRH’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, Telephone: (212) 770-2040, Telefax: (212) 248-0965, E-mail: investor_relations@transre.com.

TRH has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site as listed above.

1

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC:

•	TRH Annual Report on Form 10-K for the year ended December 31, 2008 (including the portions of TRH’s Proxy Statement on Schedule 14A, filed on April 10, 2009, incorporated by reference therein);

•	TRH Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	TRH Current Reports on Form 8-K filed on March 11, 2009, April 6, 2009 and May 26, 2009;

•	any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering; and

•	the description of our common stock set forth in our Form 8-A, dated May 25, 1990, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

To obtain copies of these filings, please see “Where You Can Find More Information” above.

2

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may include, and our officers and representatives may from time to time make, statements which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as:

•	“intend”	•	“plans”
•	“intends”	•	“anticipates”
•	“intended”	•	“anticipated”
•	“goal”	•	“should”
•	“estimate”	•	“think”
•	“estimates”	•	“thinks”
•	“expect”	•	“designed to”
•	“expects”	•	“foreseeable future”
•	“expected”	•	“believe”
•	“project”	•	“believes”
•	“projects”	•	“scheduled”
•	“projected”	•	and similar expressions
•	“projections”

These statements are not historical facts but instead represent only TRH’s belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of TRH’s control. These statements may address, among other things, TRH’s strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, financial, credit and industry market conditions, financial results and reserves, as well as the expected impact on TRH of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions.

It is possible that TRH’s actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause TRH’s actual results to differ, possibly materially, from those discussed in the specific forward- looking statements may include, but are not limited to, uncertainties relating to economic conditions, financial and credit market conditions, cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophes), the legal environment, legal and regulatory proceedings, failures of pricing models to accurately assess risks, the reserving process, the competitive environment in which TRH operates, interest rate and foreign currency exchange rate fluctuations, the uncertainties inherent in international operations and the uncertainty surrounding AIG’s continued ownership interest in TRH and are further discussed in the documents incorporated by reference into this prospectus.

TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. See also “Where You Can Find More Information” above for information about how to obtain a copy of the documents incorporated by reference into this prospectus.

3

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

TRH or one or more selling security holders may offer from time to time, in one or more offerings, shares of common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities (including debt securities of other entities), units or warrants. The terms of the common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities, units or warrants that are offered will be described in the prospectus supplement to be attached to the front of this prospectus and/or other offering material relating to such offering.

USE OF PROCEEDS

TRH intends to use the net proceeds from any sales of the common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities, units or warrants as set forth in the applicable prospectus supplement. TRH will not receive the net proceeds of any sales by selling security holders.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any common stock, depositary shares, preferred stock, purchase contracts, senior or subordinated debt securities (including debt securities of other entities), units or warrants, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for Transatlantic Holdings, Inc. by Gibson, Dunn & Crutcher LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4

PART II
Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses to be incurred by Transatlantic Holdings, Inc. in connection with a distribution of securities registered under this registration statement:*

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Fees and expenses of qualification under state securities laws (including legal fees)		**
Accounting fees and expenses		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	**

*

The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

**	Expenses are not presently known.

Item 15. Indemnification of Directors and Officers

The certificate of incorporation of TRH, as amended, provides that TRH shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate is or was a director, officer or employee of TRH or serves or served any other enterprise at the request of TRH. Section 6.4 of TRH’s amended and restated by-laws contains a similar provision. The amended and restated by-laws provide further that service at the request of TRH includes service as a director, officer or employee of TRH with respect to an employee benefit plan. The amended and restated by-laws also provide that TRH may advance litigation expenses to a director or officer upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by TRH.

The certificate of incorporation, as amended, also provides that a director will not be liable to TRH or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify, against expenses, fines, judgments and settlements, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity. In order to be entitled to indemnification under Section 145, the expenses must be reasonably incurred and the person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal proceedings, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

In addition, TRH and its subsidiaries maintain a directors’ and officers’ liability insurance policy.

Item 16. Exhibits

Exhibit Number		Description	Location
1	—	Form of Underwriting Agreement (Including form of Delayed Delivery Contract)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
3.1	—	Certificate of Incorporation of Transatlantic Holdings, Inc., as amended through April 19, 1990	Filed as an exhibit to the Company’s Registration Statement (File No. 33- 34433) and incorporated herein by reference.
3.1.1	—	Certificate of Amendment of the Certificate of Incorporation of Transatlantic Holdings, Inc dated May 25, 1999	Filed as an exhibit to the Company’s 1999 Annual Report on Form 10-K (File No. 1- 10545) and incorporated herein by reference.
3.2	—	Amended and Restated By-Laws of Transatlantic Holdings, Inc., as of September 27, 2007	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated October 3, 2007, and incorporated herein by reference.
4.1	—	Form of Common Stock Certificate	Filed as an exhibit to the Company’s Registration Statement (File No. 33- 34433) and incorporated herein by reference.
4.2	—	Form of Depositary Agreement	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.3	—	Form of Depositary Receipt	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.4	—	Form of Certificate of Designation of Preferred Stock	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.5	—	Form of Preferred Stock Certificate	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.6	—	Form of Purchase Contract Agreement	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.7	—	Indenture between Transatlantic Holdings, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), dated December 14, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.

Exhibit Number		Description	Location
4.8	—	Form of Subordinated Indenture	Previously filed.
4.9	—	Form of Debt Securities	Previously filed.
4.10	—	Form of Subordinated Debt Securities (included in Exhibit No. 4.8)	Previously filed.
4.11	—	Form of Unit Agreement	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.12	—	Form of Unit Certificate	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.13	—	Form of Warrant Agreement	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.14	—	First Supplemental Indenture between Transatlantic Holdings, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), dated December 14, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.
4.15	—	Letter Agreement among American International Group, Inc., certain subsidiaries of American International Group, Inc. and Transatlantic Holdings, Inc., dated December 7, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 9, 2005, and incorporated herein by reference.
4.16	—	Registration Rights Agreement among Transatlantic Holdings, Inc., American International Group, Inc. and Designated Subsidiaries of American International Group, Inc., dated February 2, 2006	Filed as an exhibit to the Company’s 2005 Annual Report on Form 10-K (File No. 1- 10545) and incorporated herein by reference.
5	—	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the senior or subordinated debt securities and units of such debt securities	Previously filed.
5.1	—	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the common stock, depositary shares, preferred stock, purchase contracts and warrants being registered	Filed herewith.
23.1	—	Consent of PricewaterhouseCoopers LLP	Filed herewith.
23.2	—	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP	Included in the opinion filed as Exhibit 5.
23.3	—	Consent of Gibson, Dunn & Crutcher LLP	Included in the opinion filed as Exhibit 5.1.
24	—	Power of Attorney	Included on signature page with initial filing of registration statement.

Exhibit Number		Description	Location
25.1	—	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1	Previously filed.
25.2	—	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Subordinated Indenture, on Form T-1	Previously filed.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of May, 2009.

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ ROBERT F. ORLICH Robert F. Orlich Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT F. ORLICH Robert F. Orlich	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 28, 2009
/s/ STEVEN S. SKALICKY Steven S. Skalicky	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2009
* Ian H. Chippendale	Director	May 28, 2009
* John G. Foos	Director	May 28, 2009
* John L. McCarthy	Director	May 28, 2009
* William J. Poutsiaka	Director	May 28, 2009
* Richard Press	Director	May 28, 2009
* Thomas R. Tizzio	Director	May 28, 2009

*

The undersigned does hereby sign this Post-Effective Amendment No. 1 on behalf of the above-indicated director or officer of Transatlantic Holdings, Inc. pursuant to a power of attorney executed by such director or officer.

/s/ GARY A. SCHWARTZ Gary A. Schwartz, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description	Location
1	—	Form of Underwriting Agreement (Including form of Delayed Delivery Contract).	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
3.1	—	Certificate of Incorporation of Transatlantic Holdings, Inc., as amended through April 19, 1990.	Filed as an exhibit to the Company’s Registration Statement (File No. 33- 34433) and incorporated herein by reference.
3.1.1	—	Certificate of Amendment of the Certificate of Incorporation of Transatlantic Holdings, Inc., dated May 25, 1999.	Filed as an exhibit to the Company’s 1999 Annual Report on Form 10-K (File No. 1- 10545) and incorporated herein by reference.
3.2	—	Amended and Restated By-Laws of Transatlantic Holdings, Inc., as of September 27, 2007.	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated October 3, 2007, and incorporated herein by reference.
4.1	—	Form of Common Stock Certificate.	Filed as an exhibit to the Company’s Registration Statement (File No. 33- 34433) and incorporated herein by reference.
4.2	—	Form of Depositary Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.3	—	Form of Depositary Receipt.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.4	—	Form of Certificate of Designation of Preferred Stock.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.5	—	Form of Preferred Stock Certificate.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.6	—	Form of Purchase Contract Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.7	—	Indenture between Transatlantic Holdings, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), dated December 14, 2005.	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.
4.8	—	Form of Subordinated Indenture.	Previously filed.
4.9		Form of Debt Securities.	Previously filed.

Exhibit Number		Description	Location
4.10	—	Form of Subordinated Debt Securities (included in Exhibit No. 4.8).	Previously filed.
4.11	—	Form of Unit Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.12	—	Form of Unit Certificate.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.13	—	Form of Warrant Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
4.14	—	First Supplemental Indenture between Transatlantic Holdings, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), dated December 14, 2005.	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.
4.15	—	Letter Agreement among American International Group, Inc., certain subsidiaries of American International Group, Inc. and Transatlantic Holdings, Inc., dated December 7, 2005.	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 9, 2005, and incorporated herein by reference.
4.16	—	Registration Rights Agreement among Transatlantic Holdings, Inc., American International Group, Inc. and Designated Subsidiaries of American International Group, Inc., dated February 2, 2006.	Filed as an exhibit to the Company’s 2005 Annual Report on Form 10-K (File No. 1- 10545) and incorporated herein by reference.
5	—	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the senior or subordinated debt securities and units of such debt securities.	Previously filed.
5.1	—	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the common stock, depositary shares, preferred stock, purchase contracts and warrants being registered.	Filed herewith.
23.1	—	Consent of PricewaterhouseCoopers LLP.	Filed herewith.
23.2	—	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP.	Included in the opinion filed as Exhibit 5.
23.3	—	Consent of Gibson, Dunn & Crutcher LLP.	Included in the opinion filed as Exhibit 5.1.
24	—	Power of Attorney.	Included on signature page with initial filing of registration statement.
25.1	—	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1.	Previously filed.

Exhibit Number		Description	Location
25.2	—	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Subordinated Indenture, on Form T-1.	Previously filed.